UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland	04-6558834
(State of Incorporation or Organization)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7¼% Series E Cumulative Redeemable Preferred Shares, par value $.01 per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-159995

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the 7¼% Series E Cumulative Redeemable Preferred Shares, $0.01 par value per share (the “Series E Preferred Shares”), of CommonWealth REIT (the “Registrant”) is contained in the Prospectus dated June 15, 2009 (File No. 333-159995), under the caption “Description of Shares of Beneficial Interest” on pages 11 through 21 thereof, as supplemented by the Prospectus Supplement dated May 26, 2011, under the caption “Description of the Series E Preferred Shares” on pages S-10 through S-19 thereof, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. Such Prospectus, as so supplemented, is incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit
Number	Description of Exhibit

1.1

Composite Copy of Third Amendment and Restatement of Declaration of Trust of the Registrant, dated July 1, 1994, as amended to date. (Incorporated by reference to the Registrant’s Current Report on Form 8-K/A dated July 21, 2010.)

1.2	Articles Supplementary, dated November 4, 1994. (Incorporated by reference to the Registrant’s Current Report on Form 8-K dated May 27, 1998.)
1.3	Articles Supplementary, dated May 13, 1997. (Incorporated by reference to the Registrant’s Current Report on Form 8-K dated May 27, 1998.)
1.4	Articles Supplementary, dated May 22, 1998. (Incorporated by reference to the Registrant’s Current Report on Form 8-K dated May 27, 1998.)
1.5	Articles Supplementary, dated May 10, 2000. (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.)
1.6	Articles Supplementary, dated September 6, 2002. (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.)
1.7	Articles Supplementary, dated June 17, 2003. (Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated January 7, 2004.)
1.8	Articles Supplementary, dated January 7, 2004. (Incorporated by reference to the Registrant’s Current Report on Form 8-K dated January 7, 2004.)
1.9	Articles Supplementary, dated March 16, 2005. (Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 16, 2005.)
1.10	Articles Supplementary, dated September 12, 2005. (Incorporated by reference to the Registrant’s Current Report on Form 8-K dated September 12, 2005.)
1.11	Articles Supplementary, dated February 3, 2006. (Incorporated by reference to the Registrant’s Current Report on Form 8-K dated February 2, 2006.)
1.12	Articles Supplementary, dated October 10, 2006. (Incorporated by reference to the Registrant’s Current Report on Form 8-K dated October 10, 2006.)
1.13	Articles Supplementary, dated December 29, 2006. (Incorporated by reference to the Registrant’s Current Report on Form 8-K dated December 29, 2006.)
1.14	Articles Supplementary, dated October 16, 2007. (Incorporated by reference to the Registrant’s Current Report on Form 8-K dated October 16, 2007.)
1.15	Articles Supplementary, dated May 31, 2011. (Incorporated by reference to the Registrant’s Current Report on Form 8-K dated May 26, 2011.)
1.16	Amended and Restated Bylaws of the Registrant, as of June 30, 2010. (Incorporated by reference to the Registrant’s Current Report on Form 8-K dated July 6, 2010.)

1.17	Form of Common Share Certificate. (Incorporated by reference to the Registrant’s Current Report on Form 8-K dated September 17, 2010.)
1.18	Form of 7 1/8% Series C Cumulative Redeemable Preferred Share Certificate. (Incorporated by reference to the Registrant’s Current Report on Form 8-K dated September 17, 2010.)
1.19	Form of 6 1/2% Series D Cumulative Convertible Preferred Share Certificate. (Incorporated by reference to the Registrant’s Current Report on Form 8-K dated September 17, 2010.)
1.20	Form of 7¼% Series E Cumulative Redeemable Preferred Share Certificate. (Incorporated by reference to the Registrant’s Current Report on Form 8-K dated May 26, 2011.)
1.21

Renewed Rights Agreement, dated as of March 10, 2004, between the Registrant and EquiServe Trust Company, N.A. (Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 10, 2004.)

1.22

Appointment of Successor Rights Agent, dated as of December 13, 2004, between the Registrant and Wells Fargo Bank, National Association. (Incorporated by reference to the Registrant’s Current Report on Form 8-K dated December 13, 2004.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COMMONWEALTH REIT

Date: May 26, 2011	By:	/s/ John C. Popeo
John C. Popeo
Treasurer and Chief Financial Officer